Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment to the Registration Statement on Form S-1 of our report dated March 29, 2010, except for the effects of the restatement discussed in Note 2 to the financial statements as to which the date is January 7, 2011, relating to the financial statements and financial statement schedule, which appears in Cytomedix, Inc.'s Annual Report on Form 10-K/A Amendment No. 2 for the year ended December 31, 2009.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Baltimore, MD
January 20, 2011